EL DORADO APARTMENTS, LLC
(Borrower)

To

JONG S. KIM, ESQ.
(Trustee)

for the benefit of

ROYAL BANK OF CANADA
(Lender)

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT
AND ASSIGNMENT OF LEASES AND RENTS

Dated as of November 29, 2006
Property Location: 3250 Hudson Crossing, McKinney, Texas 75070

DOCUMENT PREPARED BY
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Jong S. Kim, Esc

THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND
PROVISIONS LIMITING LENDER’S LIABILITY FOR NEGLIGENCE
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL
PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING
INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR
RECORD IN THE PUBLIC RECORDS:
YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

TABLE OF CONTENTS
1 - DEFINITIONS:
2 - GRANTS OF SECURITY:
2.1 2.2 2.3	Property Mortgaged Leases and Rents Security Agreement

2.4 Pledge of Monies Held

3 - BORROWER. COVENANTS, REPRESENTATIONS AND WARRANTIES:
3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.9	Payment of Debt
Warranty of Title
Insurance
Payment of Taxes, etc
Tax and Insurance Escrow Fund
Funds for Replacements, Tenant Improvements and Other Obligations
Condemnation
Leases and Rents
Maintenance of Property

3.10 Books, Records and Financial Reporting
3.11 Change of Name, Identity or Structure
3.12 Existence 3.13 OFAC 3.14 USA Patriot Act 3.15 ERISA Compliance 3.16 Business Purpose 3.17 Separate Tax Lot 4 OTHER. COVENANTS:
4.1 4.2 4.3 4.4	Compliance with Law Single Purpose Entity Requirements Restoration Control and Management
5 TRANSFER OR ENCUMBRANCE OF PROPERTY:
5.1 5.2 5.3 5.4 5.5 6 — FURTHER ASSURANCES:	Lender Reliance No Sale/Encumbrance Sale/Encumbrance Defined Lender’s Rights Assumption
6.1 6.2 6.3 6.4 6.5 7 — DEFAULT:	Estoppel Certificates Changes in the Laws Regarding Taxation Recording of Security Instrument, etc. Third Party Reports Performance of Other Agreements; Further Acts
7.1 8 — RIGHTS AND REMEDIES:	Events of Default
8.1 8.2 8.3 8.4 8.5 8.6 9 — INDEMNIFICATION:	Right to Cure Defaults Remedies Right of Entry Actions and Proceedings Additional Rights of Lender Attorneys’ Fees for Enforcement
9.1 9.2 9.3	Indemnification Mortgage and Intangible Tax ERISA Indemnification

10 — WAIVERS:

10.1 Waiver of Counterclaim: Waiver of Trial by Jury
10.2 Marshalling and Other Matters
10.3 Sole Discretion of Lender

11 — MISCELLANEOUS PROVISIONS:

11.1 Notices
11.2 Authority; Legal Status; Not a Foreign Person
11.3 No Oral Change
11.4 Liability
11.5 Severability
11.6 Headings, etc.
11.7 Duplicate Originals; Counterparts
11.8 Number and Gender
11.9 Subrogation
11.10 Definitions
11.11 Transfer of Loan
11.12 Promotional Materials
11.13 Replacement Documents
11.14 Governing Law
11.15 Entire Agreement
11.16 The Trustee’s Fees
11.17 Certain Rights
11.18 Retention of Money
11.19 Perfection of Appointment
11.20 Succession Instruments
11.21 Reliance of Trustee

Exhibit A — Legal Description

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT
AND ASSIGNMENT OF LEASES AND RENTS

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Security Instrument”) is made as of the 29th day of November, 2006, by EL DORADO APARTMENTS, LLC, a Texas limited liability company, as trustor (“Borrower”) to JONG S. KIM, ESQ., as trustee (“Trustee”), for the benefit of ROYAL BANK OF CANADA, a Canadian chartered bank, as beneficiary (“Lender”).

WITNESSETH:

A. Borrower by its promissory note of even date herewith payable to the order of Lender is indebted to Lender in the principal sum of THIRTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($13,600,000,00) in lawful money of the United States of America (the note and all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

B. This Security Instrument and the grants, assignments and transfers made hereinbelow are given for the purpose of securing the payment of the Debt (as defined below) and the performance of the Other Obligations (as defined below), in such order of priority as Lender may determine in its sole discretion. All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

1 — DEFINITIONS:

1.1 “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

1.2 “Bankruptcy Code” shall mean 11 U.S C § 101 et seq., as the same may be amended from time to time

1.3 “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

1.4 “Casualty Consultant” shall mean an independent consulting engineer selected by Lender n connection with a Restoration at the Property.

1.5 “Condemnation Proceeds” shall mean the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.7 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same.

1.6 “Debt” shall mean the aggregate of the indebtedness evidenced by the Note in lawful money of the United States of America, interest, late charges, prepayment premiums and other sums, as provided in the Note, this Security Instrument or the other Loan Documents, all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents and all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby.

1.7	“Deposits” shall have the meaning specified in Section 2 4 hereof.
1.8	“Event of Default” shall have the meaning specified in Section 7.1 hereof.
1.9	“Executive Order” shall have the meaning specified in Section 3 13(a) hereof

1.10 “Full Replacement Cost” shall have the meaning specified in Section 3 3(a) hereof

1.11 “Guarantor” shall mean Wendell A. Jacobson,

1.12 “Improvements” shall have the meaning specified in Section 2.1 hereof.

1.13 “Insurance Premiums” shall have the meaning specified in Section 3.3(d) hereof.

1.14 “Insurance Proceeds” shall mean the net amount of all insurance proceeds received by Lender pursuant to Subsections 3,3(a)(i), (iii), (iv) and (vi) of this Security Instrument as a result of damage or destruction to the Property (or any proceeds of self- insurance maintained in lieu of such insurance policies), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same.

1.15 “Investor” shall have the meaning specified in Section 11.11 hereof.

1.16 “Land” shall mean the real property described in Exhibit A attached hereto and made a part hereof;

1.17 “Lease Guaranty” or “Lease Guaranties” shall have the meaning specified in Section 2 1 hereof,

1.18 “Leases” shall mean all leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements.

1.19 “Loan Documents” shall mean the Note, this Security Instrument and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Note or which have otherwise been executed or are hereafter executed by Borrower and/or any other Person in connection with the loan evidenced by the Note (the “Loan”) and any renewal, extension, amendment, modification, consolidation, or change of, or substitution or replacement for, all or any part thereof.

1.20 “Losses” shall mean all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Lender or Trustee, whether before or after an action in mortgage foreclosure, sale of the Property, satisfaction of this Security Instrument and/or cancellation of the Note.

1.21 “Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower, to file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Borrower or a substantial part of its property, to make any assignment for the benefit of creditors of Borrower, to admit in writing Borrower’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

1.22 “Minor Leases” shall have the meaning specified in Section 3.8(c) hereof.

1.23 “Net Proceeds” shall mean Insurance Proceeds or Condemnation Proceeds, whichever the case may be.

1.24 “Note” shall have the meaning set forth in the introductory Section above.

1.25 “Obligations” shall mean Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

1.26 “OFAC” shall mean The Office of Foreign Assets Control of the U.S Department of the Treasury.

1.27 “Other Charges” shall mean all ground rents, maintenance charges, other governmental impositions, and other charges, now or hereafter levied or assessed or imposed against the Property or any part thereof.

1.28 “Other Obligations” shall mean the obligations of Borrower (other than the obligation to repay the Debt) contained in this Security Instrument, the Note and the other Loan Documents.

1.29 “Permitted Exceptions” shall mean the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Security Instrument, together with the liens and security interests in favor of Lender created by the Loan Documents, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially and adversely affect the value of the Property, impair the use or operation of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

1.30 “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity

1.31 “Personal Property” shall have the meaning specified in Section 2.1 hereof.

1.32 “Principal” shall mean any Person which directly or indirectly controls Borrower by operation of law or otherwise.

1.33	“Prohibited Person” shall have the meaning specified in Section 3 1.3 hereof
1.34	“Property” shall have the meaning specified in Section 2.1 hereof.
1.35	“Qualified Insurer” shall have the meaning specified in Section 3.3(d) hereof.

1.36 “Rating Agency” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc , Moody’s Investors Service, Inc., Fitch, Inc, and Dominion Bond Rating Service, Inc , or any successor thereto or any other nationally- recognized statistical rating agency which has been approved by Lender

1.37	“Rents” shall have the meaning specified in Section 2,1 hereof.
1.38	“Residential Leases” shall have the meaning specified in Section 3.8(b) hereof.
1.39	“Restoration” shall have the meaning specified in Section 4.3(a) hereof.

1.40 “Secondary Market Transaction” shall have the meaning specified in Section 11.11 hereof.

1.41 “Securities” shall have the meaning specified in Section 11.11 hereof

1.42 “Single Purpose Entity Requirements” shall have the meaning specified in Section 4.2 hereof.

1.43 “Tax and Insurance Escrow Fund” shall have the meaning specified in Section 3.5 hereof,

1.44 “Taxes” shall mean all taxes, assessments, water charges, and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof

1.45 “Transferee” shall have the meaning specified in Section 5 4 hereof

1.46 “Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted and enacted by the state or states where any of the Property is located.

2 — GRANTS OF SECURITY:

2.1 Property Mortgaged. Borrower, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, bargained, transferred, assigned, set-over and conveyed and by these presents does grant, bragain, transfer, assign, set-over and convey unto Trustee and unto its successors in the trust hereby created and its assigns, forever, all of the Borrower’s right, title and interest in, and to the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) the Land;

(b) all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) all easements, rights of way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) all furnishings, machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f) all Leases heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the “Rents”) whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt; any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty” and, collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases; and all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under all Lease Guaranties;

(g) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(j) all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower. thereunder;

(k) all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

(l) any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

CONDITIONS TO GRANT:

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, to its successors in the trust created by this Security Instrument and to its or their respective assigns, forever, in trust, upon the terms and conditions set forth herein;

IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

2.2 Leases and Rents. Borrower does hereby absolutely and unconditionally assign to Lender Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Lender. Nevertheless, subject to the terms of this Section 2.2 and Section 3.8, Lender grants to Borrower a revocable license to operate and manage the Property and to collect the Rents.. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon an Event of Default, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to all Rents, whether or not Lender enters upon or takes control of the Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

2.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code, The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Lender, as security for the Debt, a first and prior security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code and agrees that Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Property

2.4 Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Tax and Insurance Escrow Fund, the Reserves (as defined in the Note), Net Proceeds, and condemnation awards or payments described in Section 3,7 (collectively, “Deposits”), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

3 — BORROWER COVENANTS, REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to and covenants and agrees with Lender as follows:

3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

3.2 Warranty of Title. Borrower has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same. Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Exceptions. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

3.3 Insurance. Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the coverages set forth herein.

(a) Casualty and Business Interruption Borrower shall keep the Property insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy and shall maintain such other casualty insurance as reasonably required by Lender. Borrower’s insurance policy pursuant to this Subsection shall (i) be in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) without reduction for depreciation or co-insurance, (ii) provide for a deductible not greater than $10,000, and (iii) provide for inflation guard adjustment or coverage. Such insurance shall include coverage against acts of terrorism. Lender reserves the right to require from time to time the following additional insurance: boiler and machinery; flood; earthquake/sinkhole; workers’ compensation; and/or building law or ordinance (which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction). Borrower shall keep the Property insured against loss by flood if the Property is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (A) the maximum amount of the Loan and (B) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Property. All insurance proceeds payable to Lender pursuant to this Subsection shall be held by Lender and shall be applied to the obligations secured hereunder; provided, however, that nothing contained herein shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such insurance. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Property shall be paid to Lender to be applied as provided in Section 4.3.

(b) Liability. Borrower shall maintain (i) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate, and (ii) other liability insurance as reasonably required by Lender.

(c) Other Insurance Borrower shall maintain such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located,

(d) Form and Quality All insurance shall be obtained under valid and enforceable insurance policies and shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance and endorsements shall be fully paid for and contain provisions and expiration dates satisfactory to Lender and shall be issued by insurance companies licensed to do business in the state where the Property is located, with a general company and financial size rating of “A” or better by Standard & Poor’s Ratings Services Each such insurer shall be referred to herein as a “Qualified Insurer.” Each policy shall provide that such policy may not be canceled or materially changed except upon 15 days’ prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if (i) Lender receives appropriate endorsements and/or duplicate policies containing Lender’s right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies, (ii) the policy contains a sublimit equal to the replacement cost of the Property in an amount approved by Lender which is expressly allocated for the Property, and (iii) such policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Security Instrument and such policy is issued by a Qualified Insurer. Borrower authorizes Lender to pay the premiums for such policies (the “Insurance Premiums”) from the Tax and Insurance Escrow Fund as the same become due and payable annually in advance, Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust fiends, and Lender shall be entitled to apply such proceeds as herein provided. In addition, no later than 30 days prior to the expiration dates of the policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender certified copies of new or renewal policies (also marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together. with certificates of insurance therefor setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the Qualified Insurer(s) which carry such insurance.

(e) Other Insurance Matters. If at any time Borrower fails to deposit funds into the Tax and Insurance Escrow Fund sufficient to permit Lender to pay the Insurance Premiums when due, or if Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest at the Applicable Interest Rate (as defined in the Note). In addition, in the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(f) In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

3.4 Payment of Taxes, etc. Borrower shall pay all Taxes and all Other Charges as same become due and payable. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent and upon request by Lender.

3.5 Tax and Insurance Escrow Fund. Borrower shall pay to Lender on each date that a regularly scheduled payment of principal or interest is due under the Note (i) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (ii) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (said amounts in (i) and (ii) above herein called the “Tax and Insurance Escrow Fund”). The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower Lender will apply the Tax and insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in (i) and (ii) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default Lender may apply any sums then present in the Tax and Insurance Escrow Fund in such priority and proportions as Lender in its discretion shall deem proper

3.6 Funds for Replacements, Tenant Improvements and Other Obligations. In addition to Borrower’s covenants and agreements hereunder, Borrower shall pay to Lender on the first day of each calendar month on which a scheduled payment is due, until the Note is paid in full, the amount(s), if any, designated by Lender in Section 8 of the Note, to maintain the funds described therein for required repairs, capital improvements, tenant improvements, brokerage commissions, leasing obligations and/or any other obligations with respect to the Property.

3.7 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award, interest at the rate or rates provided herein and in the Note,

3.8 Leases and Rents.

(a) Borrower represents and warrants as follows: (i) Borrower is the sole owner of the entire lessor’s interest in the Leases; (ii) the Leases are valid and enforceable; (iii) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (iv) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (v) none of the R.ents have been collected for more than one month in advance; (vi) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent paying basis; (vii) there exist no offsets or defenses to the payment of any portion of the Rents; (viii) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (ix) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease,

(b) Except as otherwise consented to by Lender, all Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender approved standard lease without the prior written consent of Lender, which approval shall not be unreasonably withheld or delayed. In addition, all renewals of Leases and all proposed Leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arm’s-length transactions with bona fide, independent third party tenants All proposed Leases and renewals of existing Leases, other than Minor Leases and Leases for residential purposes only (“Residential Leases”), shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which approval shall not be unreasonably withheld or delayed if the proposed Lease or renewal Lease (i) is on the Lender-approved form, subject only to commercially reasonable variations therefrom, (ii) is negotiated in an arm’s-length transaction with an independent third party tenant and (iii) provides for rental rates and terms comparable to existing local market terms All Leases entered into after the date hereof shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender, Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations; (ii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; however, Borrower may terminate Residential Leases in the ordinary course of business and terminate Leases other than Residential Leases as the result of a default by the lessee thereunder or in connection with the replacement of a Lease with a substitute Lease entered into in accordance with the requirements of this Security Instrument; (iii) shall not collect any of the Rents more than one month in advance; (vi) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; (iv) shall not alter, modify or change the terms of the Leases without the prior written consent of Lender, or cancel or terminate the Leases or accept a surrender thereof; (vi) shall not alter, modify or change the terms of any Lease Guaranty with respect to any Lease other than a Residential Lease or cancel or terminate any Lease Guaranty without the prior written consent of Lender

(c) Notwithstanding the provisions of Subsection 3,8(b), renewals of existing commercial Leases and proposed Leases for commercial space covering less than twenty percent (20%) of the total rentable space for the Property and accounting for rental income which in the aggregate is less than twenty percent (20%) of the total rental income for the Property shall not be subject to the prior approval of Lender provided that (i) the renewal Lease or proposed Lease shall provide for rental rates and terms comparable to existing local market rates and terms and (ii) the renewal Lease or proposed Lease shall be an arm’s-length transaction with a bona fide, independent third party tenant (Leases meeting the foregoing requirements shall be referred to herein as “Minor Leases”).

(d) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases

3.9 Maintenance of Property. Borrower shall cause the Property to be used, operated, occupied and maintained in a good and safe condition and repair and in accordance with all applicable laws and regulations, and shall neither commit nor suffer any waste The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender.

3.10 Books, Records and Financial Reporting.

(a) Borrower shall keep accurate books and records of account and furnish to Lender its financial statements as follows:

(i)	Until the Loan is sold in a Secondary Market Transaction, Borrower shall furnish to Lender within fifteen days after the end of each calendar month, a current rent roll and a detailed operating statement (showing monthly activity and year to date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar month just ended.

(ii)	Within 45 days after the end of each calendar quarter, Borrower. Shall furnish to Lender a current rent roll and a detailed operating statement (showing quarterly activity and year to date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar quarter just ended.

(iii)	Within 90 days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet and profit and loss statement of Borrower prepared and certified by Borrower, and a detailed operating statement stating operating revenues, operating expenses, operating income and net cash flow for each of Borrower and the Property, and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender.

All certified rent rolls required by this Section shall be signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of the Improvements occupied by each tenant, the rent and any other charges payable under each Lease, and the term of each Lease,

(iv)	At least 30 days prior to the commencement of each such fiscal year, Borrower will provide to Lender its proposed annual operating and capital improvements budget for such fiscal year for review and approval by Lender.

(b) Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by the chief’ financial representative of Borrower.

(c) All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States of America in effect on the date of such statement and consistently applied (or such other accounting basis reasonably acceptable for Lender),

(d) Upon Lender’s request, Borrower shall cause each Guarantor to furnish to Lender no later than 90 days after the end of the fiscal year for such Guarantor a financial statement for said fiscal year certified to Lender and prepared in a form reasonably acceptable to Lender.

(e) Borrower, its Affiliates and any Guarantor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender, in form and substance reasonably satisfactory to Lender.

3.11 Change of Name, Identity or Structure. Borrower will not change Borrower’s name, identity (including its trade name or names), state of formation, or organizational structure unless Borrower shall have obtained the prior written consent of Lender to such change and shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and the continuation of the perfection of security interests under the Loan Documents.

3.12 Existence. Borrower will continuously preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized and shall maintain its rights to do business in the state where the Property is located together with its franchises and trade names

3.13 OFAC. Borrower represents and warrants that neither Borrower or any of its respective Affiliates is a Prohibited Person and Borrower and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC

The term “Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, Executive

Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order.

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac, or at any replacement website or other replacement official publication of such list; or

(f)	who is an Affiliate of or affiliated with a Person listed above,

As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

3.14 USA Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, .2001)), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with said Act, Borrower shall promptly provide such information upon request by Lender

3.15 ERISA Compliance. As of the date hereof and throughout the term of this Security Instrument, 0) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans. Borrower shall deliver to Lender such certifications or other evidence as requested by Lender from time to time of Borrower’s compliance with the foregoing representations and covenants

3.16 Business Purpose. The Loan is solely for the business purpose of Borrower and is not for personal, family, household, or agricultural purposes

3.17 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

4 — OTHER COVENANTS:

Borrower covenants and agrees that:

4.1 Compliance with Law. Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Property and carry on its business, and the Property is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear.. The Property does not constitute, in whole or in part, a legally non conforming use under applicable legal requirements

4.2 Single Purpose Entity Requirements. Borrower shall comply with the following single purpose entity requirements (“Single Purpose Entity Requirements”) in order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate. Borrower’s organizational documents shall contain the Single Purpose Entity Requirements.

(a) Limited Purpose. The sole purpose conducted or promoted by Borrower since its organization and at least during the term of the Loan is to engage only in the following activities:

(i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property;

(ii) to enter into and perform its obligations under the Loan Documents;

(iii) to sell, transfer, service, convey, dispose of pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and

(iv) to engage in any lawful act or activity and to exercise any powers permitted to corporations/limited partnerships/limited liability companies organized under the laws of the state of its formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not:

(i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section;

(iii) incur, create or assume any indebtedness or liabilities other than (A) the Loan and (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property not to exceed two percent (2%) of the outstanding balance of the Loan, and which are not evidenced by a note, must be paid within 60 days and are otherwise expressly permitted under the Loan Documents;

(iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents;

(v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business;

(vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other Person;

(viii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property;

(ix) take any Material Action without the unanimous written approval of all members of Borrower;

(x) amend, modify or otherwise change its organizational documents with respect to the Single Purpose Entity Requirements; or

(xi) permit any indebtedness, other than the Loan, to be secured by the Property

(c) Separateness Covenants. Borrower agrees that in the conduct of its operations since its organization and so long as any obligation under the Loan is outstanding it has observed and will continue to observe the following covenants:

(i) maintain books and records and bank accounts separate from those of any other Person;

(ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(iii) comply with all organizational formalities necessary to maintain its separate existence;

(iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

(v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

(vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law and pay any taxes required to be paid by applicable law;

(vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(viii) not enter into any transaction with Affiliates except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix) conduct business in its own name and use separate stationery, invoices and checks;

(x) not commingle its assets or funds with those of any other Person;

(xi) not assume, guarantee or pay the debts or obligations of any other Person;

(xii) correct any known misunderstanding as to its separate identity;

(xiii) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents);

(xiv) not make loans or advances to any other Person;

(xv) pay its liabilities and expenses out of and to the extent of its own fluids;

(xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds;

(xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and

(xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in its best interests of Borrower,

Failure of Borrower to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

4.3 Restoration. The following provisions shall apply in connection with the

Restoration of the Property:

(a) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty or the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly furnish notice of such event to Lender and commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty or taking, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with this, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under this Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) and (I) of Subsection 4.3(c)(1) or in Subsection 4.3(c)(ii) or any other conditions set forth in this Section 4.3 which Borrower has the practical ability to satisfy). Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower,

(b) If the Net Proceeds shall be less than five percent (5%) of the outstanding principal balance of the Debt and the costs of completing the Restoration shall be less than five percent (5%) of the outstanding principal balance of the Debt, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(c)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(c) If the Net Proceeds are equal to or greater than five percent (5%) of the outstanding principal balance of the Debt or the costs of completing the Restoration is equal to or greater than five percent (5%) of the outstanding principal balance of the Debt, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(c)

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions is met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Loan Documents; (B) (1) in the event that the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) Leases demising in the aggregate a percentage amount equal to or greater than fifty percent (50%) (with respect to casualties) or ninety percent (90%) (with respect to condemnation) of the total net rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, as the case may be, shall remain in full force and effect during and after the completion of the Restoration; (D) Borrower shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; (F) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(iii), if applicable, or (3) by other funds of Borrower; (F) Lender shall be satisfied that following the completion of the Restoration, the ratio of sustainable net cash flow for the Property (after deduction for underwritten reserves) to debt service payable under the Note shall be at least 1,20 to 1,0; (G) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.3(c) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be and the completion of the Restoration and (4) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (1) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements,

(ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 43(c), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender. that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by Lender and by the Casualty Consultant, which approval shall not be unreasonably withheld or delayed Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds more frequently than once every thirty (30) days or in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus a construction retainage to be held back from contractors, subcontractors and materialmen engaged in the Restoration until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 43(c) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage

(v) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency with Lender before any further disbursement of the Net Proceeds shall be made. The deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds and until so disbursed pursuant to this Subsection 43(c) shall constitute additional security for the Obligations, With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 43(c), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents

(d) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 43(c)(v) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.. Provided no Event of Default exists under the Note, this Security Instrument or the other Loan Documents, Borrower shall not be obligated to pay any prepayment premium or other prepayment consideration in connection with a prepayment resulting from the application of Net Proceeds to the Debt pursuant to the preceding sentence Any such prepayment shall be applied to the principal last due under the Note and shall not release Borrower from the obligation to pay the Constant Monthly Payments (as defined in the Note) next becoming due under the Note and the Constant Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

4.4 Control and Management. There shall be no change in the day-to-day control and management of Borrower or Borrower’s general partner or managing member without the prior written consent of Lender. Borrower shall not terminate, replace or appoint any manager or terminate or amend the management agreement for the Property without Lender’s prior written approval, which approval shall not be unreasonably withheld. Any change in ownership or control of the manager shall be cause for Lender to re-approve such manager and management agreement. Each manager shall hold and maintain all necessary licenses, certifications and permits required by law.. Borrower shall fully perform all of its covenants, agreements and obligations under the management agreement. The management fee payable under the property management agreement shall not exceed four percent (4%) of rental collections, with 3% payable as a management fee and 1% as an asset management fee (the l% asset management fee shall only be payable if, and to the extent, net cash flow from the Property (after the payment of any and all operating expenses, debt service, capital expenditures and impounds) is available). No deferred fees shall be permitted

5 — TRANSFER OR ENCUMBRANCE OF PROPERTY:

5.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover. the Debt by a sale of the Property.

5.2 No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

5.3 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 5 shall be deemed to include, but not be limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower or any general partner or managing member of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation’s stock shall become vested in another party; (d) if Borrower or any general partner or managing member of Borrower is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner, or the transfer or pledge of the partnership interest of any general partner or managing partner of such partnership or any profits or proceeds relating to such partnership interest or the transfer or pledge of more than 49% in the aggregate of any limited partnership interests in such partnership or any profits or proceeds related to such interests whether in one transfer or pledge or a series of transfers or pledges; (e) if Borrower or any general partner or managing member of Borrower is a limited liability company, the change, removal or resignation of the managing member of such company, or the transfer or pledge of the membership interest of the managing member of such company or any profits or proceeds relating to such membership interest or the transfer or pledge of more than 49% in the aggregate of any membership interests in such company or any profits or proceeds related to such interests whether in one transfer or pledge or a series of transfers or pledges; and (f) without limitation to the foregoing, any voluntary or involuntary sale, transfer, conveyance or pledge by any Principal of its direct or indirect controlling interest in Borrower. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 5: (A) transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of Borrower or any general partner or managing member thereof provided that Borrower immediately notifies Lender of such transfer, and (B) with the exception of the general partner/managing member interests in Borrower, a sale, transfer or hypothecation for estate planning purposes of a partnership, shareholder or membership interest in Borrower by the current partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member (or a trust for the benefit of any such persons) Any of the transfers contemplated herein may be done in one or more transfers during the term of the Loan so long as it complies with the foregoing provisions.

5.4 Lender’s Rights. Lender reserves the right to condition the consent required under this Article 5 upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the other Loan Documents as so modified by the proposed transferee, (“Transferee”) as further described below. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, and whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property. Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums and Rating Agency fees and expenses) incurred by Lender in connection with the review, approval and documentation of any such sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property or any interest in Borrower. Lender’s consent to one such sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer shall not be deemed to be a waiver of Lender’s light to require such consent to any future occurrence of same. Any such sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property or any interest in Borrower made in contravention of this Article 5 shall be null and void and of no force and effect.

5.5 Assumption. Lender’s consent to the sale or transfer of the Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

(a) Borrower delivers to Lender no less than 60 days’ prior written notice of the proposed sale or transfer;

(b) no Event of Default has occurred and remains uncured;

(c) Transferee and the proposed guarantor(s), if any, and the Property all satisfy Lender’s then applicable credit review and underwriting standards, taking into consideration, among other things, that Transferee and the proposed guarantor(s) shall be reputable Persons of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender, and Transferee shall satisfy Lender’s then applicable criteria for a single purpose entity;

(d) Lender’s reasonable determination that Transferee possesses satisfactory recent experience in the ownership and operation of properties similar to the Property;

(e) Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Security Instrument and the other Loan Documents, and a consent to the sale or transfer by each existing guarantor(s) and a reaffirmation of each guarantor’s obligations and liabilities under the Loan Documents or the execution of new guaranties by new guarantors reasonably satisfactory to Lender, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(f) Lender shall have received an assumption fee equal to one-third of one percent (.33%) of the then unpaid principal balance of the Note in addition to the payment of all costs and expenses incurred by Lender in connection with such assumption (including reasonable attorneys’ fees and costs); and

(g) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction.

Subject to Section 9 of the Note, Lender shall fully release Borrower and each existing guarantor from any further obligation or liability to Lender under the Note and the other Loan Documents upon the assumption by Transferee and each new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a sale or transfer in accordance with the provisions of this Section.

6 — FURTHER ASSURANCES:

6.1	Estoppel Certificates.

(a) Borrower, shall furnish to Lender, within ten days following demand, a certified statement, (A) setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note (if known to Borrower), (iii) the rate of interest on the Note, (iv) the date installments of interest and/or principal were last paid, and (v) any offsets or defenses to the payment of the Debt, if any, and (B) stating that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified giving the particulars of such modification.

(b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, provided that (i) Borrower shall not be required to honor more than two requests made by Lender in any twelvemonth period and (ii) in no event shall Borrower be required to obtain estoppel certificates from lessees containing more information than that required to be certified pursuant to the tern-is of the related Lease.

6.2 Changes in the Laws Regarding Taxation.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than 90 days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits against the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt, If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any

6.3 Recording of Security Instrument etc. Borrower shall, at its expense, cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, and all taxes and expenses incident to the preparation, execution and acknowledgment of this Security Instrument and the Note, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance

6.4 Third Party Reports. Lender may commission new or updated appraisals, phase I and phase II environmental reports, property condition surveys and (if the Property is located in an area with a high degree of seismic activity) seismic risk assessments of the Property to be prepared by third parties designated by Lender after the date hereof. Borrower shall cooperate with each third party and Lender in the preparation of such reports and shall reimburse Lender within ten days after Lender’s demand for all costs incurred by Lender in connection with such reports, provided that Borrower shall not be obligated to reimburse Lender for the cost of more than one appraisal, one phase I environmental report, one phase II environmental report, one property condition survey and one seismic risk assessment following the date hereof.

6.5 Performance of Other Agreements; Further Acts. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property. Borrower will, at no cost or expense to Lender, do any act or execute any additional documents as may be required by Lender to confirm the lien of this Security Instrument and any of the agreements set forth herein. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, and to file in the appropriate filing or recording offices, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section.

7 — DEFAULT:

7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if any portion of the Debt is not paid on the date the same is due or if the entire Debt is not paid on or before the Maturity Date; (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument; (c) if the insurance policies are not kept in full force and effect, or if the insurance policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the insurance policies 30 days prior to their expiration as provided in Section 3.3(e); (d) if Borrower violates or does not comply with any of the prOvisions of Sections 3.8 or 4.2 or Article 5 or 9; (e) if any representation or warranty of Borrower or any Guarantor, or any general partner, principal or beneficial owner of any of the foregoing, made herein or in any guaranty, environmental indemnity or any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made; (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower or any Guarantor shall generally not be paying its debts as they become due; (g) if a receiver, liquidator, or trustee is appointed for Borrower or any Guarantor or for the Property or any material portion of the assets of Borrower. or of any Guarantor, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within 60 days; (h) if Borrower shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (i) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of 30 days after Borrower has first received notice thereof; (j) if any federal tax lien is filed against the Property and same is not discharged of record within 30 days after Borrower has first received notice thereof; (k) if within ten days of Lender’s demand therefor Borrower fails to provide Lender with the written certification and evidence referred to in Section 3..14 hereof or Borrower fails to comply with its obligations under Section 11.11; (I) if any default beyond any applicable notice or cure period occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or (m) if for more than ten days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for 30 days after notice fit:Tr] Lender in the case of any other default, provided that if such default cannot reasonably be cured within such .30 day period and Borrower shall have commenced to cure such default within such .30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of 60 days.

8 — RIGHTS AND REMEDIES:

8.1 Right to Cure Defaults. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), whether incurred before or after a mortgage foreclosure, with interest at the Applicable Interest Rate, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Applicable Interest Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Applicable Interest Rate shall constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

8.2 Remedies.

(a) Upon the occurrence of any Event of Default, Borrower agrees that Trustee or Lender may take such action, without notice or demand, as Lender deems advisable to protect and enforce Trustee’s or Lender’s rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender. may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) with or without entry, institute proceedings,         .judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any Person liable for the payment of the Debt; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise, and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may exercise all rights and powers of Borrower with respect to the Property including, without limitation, (I) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as Lender deems advisable; and (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (11) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (i) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to Lender upon the surrender of any insurance policies maintained hereof (it being agreed that Lender shall have the right to surrender such policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion; or (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (I) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower, Upon any foreclosure or other sale of the Property pursuant to the terms hereof, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price. If Lender elects to sell or offer for sale the Property in such portions, order and parcels as Lender may determine pursuant to this subsection, with or without having first taken possession of same, such sale shall be made in accordance with the applicable provisions of Section 51.002 of the Texas Property Code, as amended, or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same,

(b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority Notwithstanding the provisions of this Section 8.2 to the contrary, if any Event of Default as described in Subsection 71(f) or Subsection 7.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

(c) Except as prohibited by law, the proceeds of any sale made under or by virtue of this Section 8.2, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 8.2 or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

(d) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or sales being adjourned; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

8.3 Right of Entry. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times

8.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property,

8.5 Additional Rights of Lender.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured,

(c) Trustee or Lender may resort for the payment of the Debt to any other security for the debt held by Trustee or Lender in such order and manner as Trustee or Lender, in its discretion, may elect Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Lender and Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity

8.6 Attorneys’ Fees for Enforcement. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and be continuing, together with interest thereon at the Default Rate (as defined in the Note) from the date paid or incurred by Lender until such expenses are paid by Borrower.

9 — INDEMNIFICATION:

9.1 Indemnification. Borrower shall protect, defend, indemnify and save harmless Lender and Trustee from and against any and all Losses, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any Losses are caused by Lender’s gross negligence or willful misconduct, by reason of (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Security Instrument; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; or (g) any failure of the Property to be in compliance with any Applicable Law.. Any amounts payable to Lender or Trustee by reason of the application of this Section 9.1 shall be secured by this Security Instrument and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Applicable Interest Rate from the date loss or damage is sustained by Lender or Trustee until paid. The obligations and liabilities of Borrower under this Section 9.1 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, delivery of a deed in a non-judicial foreclosure or delivery of a deed in lieu of foreclosure of this Security Instrument

9.2 Mortgage and Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and Trustee from and against any and all Losses imposed upon or incurred by or asserted against Lender or Trustee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents.

9.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and Trustee from and against any and all Losses, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any Losses are caused by Lender’s gross negligence or willful misconduct (including, without limitation, attorneys’ fees and costs incurred in the investigation, Deed of Trust, Security Agreement, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 114.

10 — WAIVERS:

10.1 Waiver of Counterclaim: Waiver of Trial by Jury. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender. EACH OF BORROWER AND LENDER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM ASSERTED BY LENDER AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY INSTRUMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR THE DEBT.

10.2 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by applicable law.

10.3 Sole Discretion of Lender. Wherever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

11 — MISCELLANEOUS PROVISIONS:

11.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one Business Day (as defined below) after having been deposited for overnight delivery with any reputable overnight courier service, (iii) three Business Days after having been deposited in any post office or mail depository regularly maintained by the U S Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) if by telecopy, upon transmittal to the recipient’s telecopy number. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrower:	El Dorado Apartments, LLC P.O. Box 400 400 North State Street Fountain Green, Utah 84632 Attention: Wendell A Jacobson Telecopy: (435) 445-3507
If to Lender:	Royal Bank of Canada c/o Midland Loan Services, Inc. 10851 Mastin, Suite 700 Overland Park, Kansas 66210 Attention: Director of Servicing Telecopy: (913) 253-9001
With a copy to:	Royal Bank of Canada New York Branch One Liberty Plaza, .3rd Floor New York, New York 10006-1404 Attention: Manager, Loans Administration Telecopy: (212) 428-2372

or addressed as either party may from time to time designate by written notice to the other party.

11.2 Authority; Legal Status; Not a Foreign Person. Borrower has full power, authority and right to execute, deliver and perform its obligations pursuant to this Security Instrument, to mortgage, give, grant, bargain, sell, convey, confirm, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents, Borrower represents and warrants that Borrower is not a “foreign person” within the meaning of 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

11.3 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

11.4 Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

11.5 Severability. Wherever possible, each provision of this Security Instrument shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Instrument is held to be illegal, invalid or unenforceable in any respect, such provision shall be fully severable and shall be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Security Instrument

11.6 Headings, etc. The headings and captions of various sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof,

11.7 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original, This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument.

11.8 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa

11.9 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness, and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations,

11.10 Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein”, the word “Lender” shall mean “Lender and its successors and any subsequent holder of the Note”, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”, the word “Person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law cleric fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11.11 Transfer of Loan. Borrower acknowledges that Lender and its successors and assigns may (i) sell the Note, this Security Instrument and the other Loan Documents and any and all servicing rights thereto to one or more investors as a whole loan, (ii) participate the Loan to one or more investors, (iii) deposit the Note, this Security Instrument and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are herein each referred to as a “Secondary Market Transaction”). In connection with a Secondary Market Transaction, Lender and its successors and assigns may, at any time, issue mortgage pass through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (all of the foregoing entities collectively referred to as the “investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor and the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section Borrower shall also promptly furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all available information concerning the Property, the Leases, the financial condition of Borrower and any Guarantor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency (including, but not limited to, copies of information previously supplied to Lender) in connection with any sale, transfer or participation interest. In addition to any other obligations Borrower may have under this Section, Borrower shall execute such amendments to the Loan Documents and Borrower’s organizational documents as may be requested by the holder of the Note or any Investor to effect the assignment of the Note and the other Loan Documents and/or issuance of Securities; provided, however, that Borrower shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would modify or amend any material economic term of the Note or the other Loan Documents

11.12 Promotional Materials. Borrower authorizes Lender to issue press releases, advertisements and other marketing materials in connection with Lender’s own promotional activities, including in connection with a Secondary Market Transaction. Such materials may describe the Loan terms and Lender’s participation therein in the Loan. All references to Lender contained in any press release, advertisement or marketing material prepared by Borrower shall be approved in writing by Lender in advance of issuance

11.13 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document, in the same principal amount thereof and otherwise of like tenor.

11.14 Governing Law. This Security Instrument shall be governed by the laws of the State in which the Land is located, without regard to rules pertaining to conflicts of law.

11.15 Entire Agreement. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, made, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents

11.16 The Trustee’s Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by the Trustee and the Trustee’s agents and counsel in connection with the performance by the Trustee of the Trustee’s duties hereunder and all costs, fees and expenses shall be secured by this Security Instrument.

11.17 Certain Rights. With the approval of Lender, the Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys, (iii) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Trustee, and the Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct the Trustee to take to protect or enforce Lender’s rights hereunder, The Trustee shall not be personally liable in case of entry by the Trustee, or anyone entering by virtue of the powers herein granted to the Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine. The Trustee shall be entitled to reimbursement for actual expenses incurred by the Trustee in the performance of the Trustee’s duties hereunder and to reasonable compensation for such of the Trustee’s services hereunder as shall be rendered.

11.18 Retention of Money. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and the Trustee shall be under no liability for interest on any moneys received by the Trustee hereunder.

11.19 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

11.20 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place

11.21 Reliance of Trustee. As to all matters concerning the existence of defaults hereunder and the amount of the Debt subject to the Note and secured hereby, as well as similar or related matters, the Trustee is hereby authorized by Borrower to rely conclusively upon, without further inquiry, the affidavit of any officer of Lender.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Security Instrument has been executed as an instrument under seal by Borrower the day and year first above written

BORROWER:

EL DORADO APARTMENTS, LLC, a Texas limited liability company

By: /s/ Wendell A. Jacobson

Wendell A. Jacobson, Manager

STATE OF Utah

COUNTY OF Sanpete

This instrument was acknowledged before me this 24th-day of November 2006, by Wendell A Jacobson, Manager of EL DORADO APARTMENTS, LLC, a Texas limited liability company on behalf of said limited liability company.

/s/ Jenny Bailey
Notary Public in and for the State of Utah

Jenny Bailey
Print name of Notary

My Commission Expires: 5-26-08

[Seal] Jenny J. Bailey
[Seal] Notary Public, State of Utah
[Seal] My Commission Expires
[Seal] May 26, 2008
[Seal] 400 North State St., Fountain Green, UT 84632